EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Frank ten Brink 847-607-2012

STERICYCLE, INC. REPORTS RESULTS
FOR THE FIRST QUARTER 2014

Lake Forest, Illinois, April 24, 2014—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2014.

Revenues for the quarter ended March 31, 2014 were $570.0 million, up 10.9% from $513.8 million in the first quarter last year. Acquisitions contributed approximately $32.9 million to the current period’s growth in revenues. Revenues increased 12.5% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $8.1 million. Gross profit was $255.5 million, up 10.1% from $232.1 million in the first quarter last year. Gross profit as a percent of revenue was 44.8% compared with 45.2% in the first quarter of 2013. Earnings per diluted share, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 7.1% to $0.91 from $0.85 in the first quarter of 2013. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 17.6% to $1.04 from $0.88. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended March 31,
			Change
	2014	2013	$	%
Total As Reported Revenues (GAAP)	$570.0	$513.8	$56.2	10.9%
Adjustment for Foreign Exchange	8.1	-	8.1
Subtotal (non-GAAP):	578.0	513.8	64.2	12.5%

Adjustment for Acquisitions	(35.2)	(2.3)	(32.9)
Adjustment for Recall and Returns Solutions	(23.1)	(22.5)	(0.5)
Subtotal (non-GAAP):	519.8	489.0	30.8	6.3%

Domestic/ International Breakdown:
Domestic Revenues	392.1	363.6	28.4	7.8%
International Revenues	177.9	150.2	27.7	18.5%
Total As Reported Revenues (GAAP)	$570.0	$513.8	$56.2	10.9%

(1) When evaluating organic revenue growth for internal purposes, we exclude (i) the impact of foreign exchange, (ii) revenues attributed to acquisitions closed within the preceding 12 months and (iii) revenues from our recall and returns solutions. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance than GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended March 31,
			Change
	2014	2013	$	%
GAAP EPS	$0.91	$0.85	$0.06	7.1%

Acquisition expenses	0.04	0.02
Integration expenses	0.02	0.01
Change in fair value	0.06	-
Litigation expenses	0.01	0.00

Non-GAAP EPS (Adjusted)	$1.04	$0.88	$0.16	17.6%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $144.5 million and $98.2 million for the three months ended March 31, 2014 and 2013, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

CONFERENCE CALL

Conference call to be held April 24, 2014 4:00 p.m. Central time - Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 24th by dialing 855-859-2056, access code 13898710. To hear a live simulcast of the call or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$43,058	$61,991
Short-term investments	353	413
Accounts receivable, net	383,304	388,996
Deferred income taxes	14,401	18,031
Prepaid expenses	25,807	28,379
Other current assets	35,963	37,279
Total Current Assets	502,886	535,089
Property, plant and equipment, net	359,329	358,967
Goodwill	2,240,597	2,231,582
Intangible assets, net	724,978	720,035
Other assets	37,789	37,124
Total Assets	$3,865,579	$3,882,797

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$124,307	$150,380
Accounts payable	94,118	89,146
Accrued liabilities	118,606	107,445
Deferred revenues	21,998	18,826
Other current liabilities	44,152	45,211
Total Current Liabilities	403,181	411,008
Long-term debt, net of current portion	1,246,071	1,280,663
Deferred income taxes	398,909	396,119
Other liabilities	31,871	27,469
Equity:
Common stock	850	855
Additional paid-in capital	212,847	195,110
Accumulated other comprehensive loss	(57,128)	(56,468)
Retained earnings	1,611,780	1,610,964
Total Stericycle, Inc.’s Equity	1,768,349	1,750,461
Noncontrolling interest	17,198	17,077
Total Equity	1,785,547	1,767,538
Total Liabilities and Equity	$3,865,579	$3,882,797

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2014		2013
	(Unaudited)
	$	% of Rev	$	% of Rev
Revenues	$569,955	100.0%	$513,804	100.0%
Cost of revenues (exclusive of depreciation shown below)	301,760	52.9%	269,673	52.5%
Depreciation - cost of revenues	12,726	2.2%	12,037	2.3%
Total cost of revenues	314,486	55.2%	281,710	54.8%
Gross profit	255,469	44.8%	232,094	45.2%
Selling, general and administrative expenses (exclusive of depreciation and amortization below)	100,180	17.6%	88,241	17.2%
Depreciation - SG&A	3,315	0.6%	2,809	0.5%
Amortization	7,315	1.3%	6,642	1.3%
Total SG&A expense	110,810	19.4%	97,692	19.0%
Income from operations before acquisition, integration, and other expenses	144,659	25.4%	134,402	26.2%
Acquisition expenses	3,221	0.6%	1,803	0.4%
Integration expenses	2,485	0.4%	896	0.2%
Change in fair value of contingent consideration	4,789	0.8%	—	—%
Litigation expenses	1,505	0.3%	106	—%
Income from operations	132,659	23.3%	131,597	25.6%
Other income (expense):
Interest expense, net	(14,898)	(2.6)%	(13,379)	(2.6)%
Other expense, net	(700)	(0.1)%	(1,013)	(0.2)%
Total other expense	(15,598)	(2.7)%	(14,392)	(2.8)%
Income before income taxes	117,061	20.5%	117,205	22.8%
Income tax expense	37,291	6.5%	41,983	8.2%
Net income	79,770	14.0%	75,222	14.6%
Less: net income attributable to noncontrolling interests	621	0.1%	605	0.1%
Net income attributable to Stericycle, Inc.	$79,149	13.9%	$74,617	14.5%

Earnings per share- diluted	$0.91		$0.85
Weighted average number of common shares outstanding - diluted	86,613,843		87,459,497

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$79,770	$75,222
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	4,672	4,047
Excess tax benefit of stock options exercised	(3,734)	(4,203)
Depreciation	16,041	14,846
Amortization	7,315	6,642
Deferred income taxes	6,175	10,407
Change in fair value of contingent consideration	4,789	—
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	4,529	(19,769)
Accounts payable	5,279	1,169
Accrued liabilities	14,189	7,412
Deferred revenues	2,642	(1,345)
Other assets and liabilities	2,808	3,742
Net cash provided by operating activities	144,475	98,170
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(12,262)	(18,899)
(Purchases of)/ proceeds from investments	(1,947)	20
Capital expenditures	(16,420)	(16,480)
Net cash used in investing activities	(30,629)	(35,359)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(12,430)	(9,996)
Borrowings on foreign bank debt	36,640	27,651
Repayments on foreign bank debt	(37,157)	(62,027)
Borrowings on senior credit facility	149,000	291,132
Repayments on senior credit facility	(203,377)	(337,683)
Payments on capital lease obligations	(876)	(837)
Purchases and cancellations of treasury stock	(76,914)	(7,160)
Proceeds from issuance of common stock	8,655	13,915
Excess tax benefit of stock options exercised	3,734	4,203
Payments to noncontrolling interests	(97)	—
Net cash used in financing activities	(132,822)	(80,802)
Effect of exchange rate changes on cash	43	(611)
Net decrease in cash and cash equivalents	(18,933)	(18,602)
Cash and cash equivalents at beginning of period	61,991	31,324
Cash and cash equivalents at end of period	$43,058	$12,722

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$13,095	$10,454